Exhibit 10.7

Stock contribution AGREEMENT

THIS STOCK CONTRIBUTION AGREEMENT (the “Agreement”) is made effective as of November 13, 2020 (the “Effective Date”), by and among Omega Alpha SPAC, a Cayman Islands exempted company (f/k/a Alpha Omega SPAC) (the “Company”) and Omega Alpha Management, a Cayman Islands exempted limited liability company (f/k/a Alpha Omega Management) (the “Assignor”).

RECITALS

Whereas, as of the Effective Date, pursuant to that certain Securities Subscription Agreement dated as of November 2, 2020 (the “Subscription Agreement”), Assignor is the beneficial owner of 3,593,750 shares of the Company’s Class B ordinary shares (“Assignor’s Interest”).

Whereas, upon the terms and subject to the conditions set forth in this Agreement, Assignor desires to assign and contribute to the Company, and the Company desires to accept such assignment and contribution of Assignor’s Interest equal to 718,750 shares of the Company’s Class B ordinary shares (the “Contributed Interest”) such that, following the Contribution (as defined below), Assignor will remain the beneficial owner of 2,875,000 shares of the Company’s Class B ordinary shares.

Whereas, in connection with this Agreement, the Company and Assignor desire to amend and restate the Subscription Agreement as necessary to reflect the transactions contemplated herein.

AGREEMENT

Now, Therefore, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

1.            Contribution of Stock. Effective as of the Effective Date, Assignor does hereby irrevocably assign, contribute and set over unto the Company all of its right, title and interest in and to the Contributed Interest, and the Company does hereby accept such Contributed Interest (the “Contribution”). The Contributed Interest shall be deemed automatically cancelled without the requirement for any further action with respect thereto, and Assignor agrees that it shall have no further rights with respect to the Contributed Interest so cancelled.

2.            Adjustment of Shares Subject to Forfeiture. After giving effect to the Contribution, the 468,750 Class B ordinary shares originally subject to forfeiture by the Assignor if the underwriters of the initial public offering (“IPO”) of the Company do not fully exercise their over-allotment option pursuant to the Subscription Agreement shall automatically be adjusted such that 375,000 Class B ordinary shares shall be subject to forfeiture if the underwriters of the IPO of the Company do not fully exercise their over-allotment option.

3.            Consideration. The Assignor agrees to contribute and assign the Contributed Interest for no consideration. As such and because the Assignor is a shareholder in Company, the Contributed Interest will be deemed a shareholder contribution to Assignor’s capital under Section 118(a) of the Code. In accordance with this characterization, Assignor will increase the basis of its shares in Company by the amount of basis in its Contributed Interest, and Company will take a carryover basis in the Contributed Interest.

4.            Amendment to Subscription Agreement. Effective as of the Effective Date, the Subscription Agreement shall be deemed amended as necessary to reflect the Contribution. Other than as amended by the terms hereof, the Subscription Agreement shall remain in full force and effect.

5.            Representations and Warranties of Assignor. Assignor hereby represents and warrants to the Company as follows:

(a)            Authority. Assignor has all requisite authority and power to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Assignor and constitutes a valid and binding agreement of Assignor, enforceable against Assignor in accordance with its terms.

(b)            Consents and Approvals: No Violations. No filing with, and no permit, authorization, consent or approval of, any governmental authority or any other party is required to be obtained by Assignor for the consummation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Assignor nor the consummation by Assignor of the transactions contemplated hereby nor compliance by Assignor with any of the provisions hereof will violate any order, writ, injunction, decree, statute, rule or regulation applicable to Assignor.

(c)            Title. The portion of the Contributed Interest held by Assignor is free and clear of all liens, claims, pledges, security interests, encumbrances, restrictions, limitations, or charges of any kind or nature except in favor of the Company.

(d)            Tax Matters. Assignor has consulted or has had the opportunity to consult with a qualified attorney, tax advisor, or accountant, and understands the income tax aspects of the transfer evidenced by this Agreement, as they relate to Assignor, and acknowledge that neither the Company, nor its directors, officers, attorneys, accountants, or other representatives have made any representations to Assignor regarding the tax consequences of such transfer, which consequences may be material.

6.            Representations and Warranties of Company. Company hereby represents and warrants to the Assignor as follows:

(a)            Authority. The Company has all requisite authority and power to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(b)            Consents and Approvals: No Violations. No filing with, and no permit, authorization, consent or approval of, any governmental authority or any other party is required to be obtained by the Company for the consummation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company.

7.            Further Assurances. The parties agree to execute and deliver to each other such other documents and to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement.

8.            Survival. The representations and warranties contained herein shall survive the Contribution.

9.            Tax Matters. The Company shall not be responsible for the amount of any federal, state, foreign or local taxes or fees payable, paid by or assessed against Assignor as a result of this Contribution contemplated hereby. It is further understood that any taxes imposed on Assignor in connection with any capital gains or ordinary income arising from the Contribution contemplated hereby shall be solely the responsibility of Assignor.

10.          Time is of the Essence. Time is of the essence with respect to the obligations under this Agreement.

11.          Entire Agreement. This Agreement is the entire agreement between the parties relating to the subject matter discussed above, and replaces and supersedes any and all other prior negotiations, representations, or agreements between the parties, whether oral, electronic, or written, regardless of subject matter, all of which are merged herein.

12.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any conflict of laws rules thereof that might indicate the application of the laws of any other jurisdiction.

13.          WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND A TRIAL BY JURY FOR ANY CAUSE OF ACTION, CLAIM, RIGHT, ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE, INCLUDING BUT NOT LIMITED TO THE CONSTITUTION OF THE UNITED STATES, THE CONSTITUTION OF ANY STATE, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATION. EACH PARTY HEREBY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING THE RIGHT TO DEMAND TRIAL BY JURY.

14.          Third-Party Beneficiaries. It is specifically agreed that this Agreement is not intended by any of the provisions of any part of this Agreement to establish in favor of any other party, the rights of a third-party beneficiary hereunder, or to create or authorize any private right of action by any person or entity not a signatory to this Agreement to enforce this Agreement or any rights or liabilities arising out of the terms of this Agreement.

15.          Headings. The section headings in this Agreement are inserted for convenience only and are not part of this Agreement.

16.          Amendment. Any amendment to this Agreement must be in writing and signed by each party hereto.

17.          Counterparts. This Agreement may be executed by electronic means (including via facsimile or .pdf) and in any number of counterparts, which together shall constitute one instrument.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

COMPANY:

OMEGA ALPHA SPAC
a Cayman Islands exempted company

By:	/s/ Michelle Doig

Michelle Doig

President

ASSIGNOR:

OMEGA ALPHA MANAGEMENT

a Cayman Islands limited liability company

By:	/s/ Alexandra Pearsall

Alexandra Pearsall

Manager

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